EXHIBIT 99.2
About Non-GAAP Financial Measures
To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP, the Company presents investors with certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment. Contribution margin by reportable segment consists of operating income (loss) and includes other income (expense) net, but excludes the impact of the following: depreciation and amortization; acquisitions related intangible asset amortization; fair value adjustments to contingent consideration liability; stock-based compensation; restructuring and other charges; and foreign currency (gain) loss. Adjusted EBITDA consists of GAAP net income (loss) including noncontrolling interests and excludes the impact of the following: interest income and interest expense; income tax expense; gain on equity investment, net; foreign currency (gain) loss; acquisitions related intangible asset amortization; depreciation and amortization; fair value adjustments to contingent consideration liability; restructuring and other charges; and stock-based compensation.
RealNetworks believes that the presentation of adjusted EBITDA and contribution margin by reportable segment provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with RealNetworks’ past financial reports, and also facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management uses these non-GAAP measures when evaluating operating performance because the inclusion or exclusion of the items described above provides additional useful measures of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business model objectives. The Company has chosen to provide this information to investors in order to enable them to perform additional analyses of past, present and future operating performance, to enable them to compare RealNetworks with other companies, and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that adjusted EBITDA is useful to investors in their assessment of RealNetworks’ operating performance and the valuation of the Company.
Internally, adjusted EBITDA and contribution margin by reportable segment are significant measures used by management for purposes of:
•supplementing the financial results and forecasts reported to the Company’s board of directors;
•evaluating the operating performance of RealNetworks, which includes direct and incrementally controllable revenue and costs of operations but excludes items considered by management to be non-cash or non-operating such as interest income and interest expense, stock-based compensation, tax expense, depreciation and amortization, fair value adjustments to contingent consideration liability, impairment of deferred costs and long-lived assets, gain on equity investment, net, foreign currency (gain) loss, and other items that are not within management’s control;
•managing and comparing performance internally across the Company’s businesses and externally against the Company’s peers;
•establishing internal operating budgets; and
•evaluating and valuing potential acquisition candidates.
Adjusted EBITDA and contribution margin by reportable segment are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of RealNetworks’ business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of RealNetworks’ results as reported under GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. Some of the limitations in relying on the Company’s non-GAAP financial measures are that adjusted EBITDA and contribution margin by reportable segment are measures that the Company has defined for internal and investor purposes and are not in accordance with GAAP. A further limitation associated with these measures is that they do not include all costs and income that impact the Company’s net income (loss) or operating income (loss) at the segment level. The Company compensates for these limitations by prominently disclosing GAAP net income (loss) and operating income (loss) by reportable segment, which the Company believes are the most directly comparable GAAP measures, and providing investors with reconciliations from GAAP net income (loss) including noncontrolling interests to adjusted EBITDA and operating income (loss) to contribution margin by reportable segment.
RealNetworks has included reconciliations of GAAP net income (loss) including noncontrolling interests to adjusted EBITDA and GAAP operating income (loss) by reportable segment to contribution margin by reportable segment for the relevant periods in the financial tables of its earnings press release, which is included as Exhibit 99.1 to this report.